Exhibit 99.ACCT

EXHIBIT (a)(4)

KPMG LLP (KPMG) served as the independent registered public accounting firm of the Funds, included in Appendix A, each a fund of Prudential Investment Portfolios 5, for the fiscal years ended July 31, 2019 and July 31, 2018 and will serve as the Funds’ independent registered public accounting firm for the fiscal year ending July 31, 2020. KPMG’s reports on the financial statements for the fiscal years ended July 31, 2019 and July 31, 2018 contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principle. During such fiscal year-ends and through December 12, 2019, the date of dismissal, (i) there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference to the subject matter of the disagreements in connection with their reports on the Funds’ financial statements for such period, and (ii) there were no “reportable events” of the kind described in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

On December 12, 2019, the Audit Committee and the Trust’s Board of Trustees approved the engagement of PricewaterhouseCoopers LLP (PwC), to serve as the independent registered public accounting firm for the Funds’ fiscal year ending July 31, 2021, thereby replacing KPMG effective upon completion of their July 31, 2020 audits and issuance of their reports thereon. During the Funds’ fiscal years ended July 31, 2019 and July 31, 2018 and through December 12, 2019, neither Prudential Investment Portfolio 5, nor the Funds, nor anyone on its behalf, consulted with PwC on items which: (i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Funds’ financial statements; or (ii) concerned the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or reportable events (as described in paragraph (a)(1)(v) of said Item 304).

Appendix A:

PGIM 60/40 Allocation Fund

PGIM Jennison Diversified Growth Fund

PGIM Jennison Rising Dividend Fund

Prudential Day One Income Fund

Prudential Day One 2015 Fund

Prudential Day One 2020 Fund

Prudential Day One 2025 Fund

Prudential Day One 2030 Fund

Prudential Day One 2035 Fund

Prudential Day One 2040 Fund

Prudential Day One 2045 Fund

Prudential Day One 2050 Fund

Prudential Day One 2055 Fund

Prudential Day One 2060 Fund

Prudential Day One 2065 Fund

April 2, 2020

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for the Prudential Investment Portfolios 5 Funds included in Appendix A, and under the dates included in Appendix A, we reported on the financial statements of the Prudential Investment Portfolios 5 Funds as of and for the years ended included in Appendix A. On December 12, 2019, we were dismissed as independent registered public accountant effective upon completion of the July 31, 2020 audits and the issuance of our reports thereon.

We have read the statements made by Prudential Investment Portfolios 5 included under Item 13(a)(4) of Form N-CSR dated April 2, 2020, and we agree with such statements except that we are not in a position to agree or disagree with the statements that (1) the Audit Committee and Prudential Investment Portfolios 5’s Board of Trustees approved the engagement of PricewaterhouseCoopers LLP (PwC) to serve as the independent registered public accounting firm, and (2) neither Prudential Investment Portfolios 5 nor the Funds, nor anyone on their behalf, consulted with PwC on items which: (i) concerned the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on the Funds’ financial statements; or (ii) concerned the subject of a disagreement or reportable events.

Very truly yours,

KPMG LLP

Appendix A

Fund	Audit Opinion Date	Years Ended
PGIM 60/40 Allocation Fund	September 23, 2019	Year ended July 31, 2019 and the period from September 13, 2017 (commencement of operations) to July 31, 2018
PGIM Jennison Diversified Growth Fund	September 19, 2019	Years ended July 31, 2019 and 2018
PGIM Jennison Rising Dividend Fund	September 19, 2019	Years ended July 31, 2019 and 2018
Prudential Day One Income Fund	September 19, 2019	Years ended July 31, 2019 and 2018
Prudential Day One 2015 Fund	September 19, 2019	Years ended July 31, 2019 and 2018
Prudential Day One 2020 Fund	September 19, 2019	Years ended July 31, 2019 and 2018
Prudential Day One 2025 Fund	September 19, 2019	Years ended July 31, 2019 and 2018
Prudential Day One 2030 Fund	September 19, 2019	Years ended July 31, 2019 and 2018
Prudential Day One 2035 Fund	September 19, 2019	Years ended July 31, 2019 and 2018
Prudential Day One 2040 Fund	September 19, 2019	Years ended July 31, 2019 and 2018
Prudential Day One 2045 Fund	September 19, 2019	Years ended July 31, 2019 and 2018
Prudential Day One 2050 Fund	September 19, 2019	Years ended July 31, 2019 and 2018
Prudential Day One 2055 Fund	September 19, 2019	Years ended July 31, 2019 and 2018
Prudential Day One 2060 Fund	September 19, 2019	Years ended July 31, 2019 and 2018
Prudential Day One 2065 Fund	N/A	N/A – commenced operations December 16, 2019